UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  September 17, 2007
__________________________

GENIUS PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	0-27915	33-0852923
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2230 Broadway
Santa Monica, California 90404
 (Address of Principal Executive Offices) (Zip Code)

(310) 453-1222
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On September 17, 2007, Genius Products, LLC forwarded a letter (the “Letter”) to its members, Genius Products, Inc., The Weinstein Company Holdings LLC and W-G Holding Corp. (the “Members”), correcting an inadvertent mathematical error in the number of units issued by Genius Products, LLC pursuant to that certain Amended and Restated Limited Liability Company Agreement of Genius Products, LLC, dated as of July 21, 2006 (the “LLC Agreement”).  The Letter was acknowledged by the Members.  A copy of the Letter is attached hereto as Exhibit 99.1.

In the Letter, Genius Products, LLC forwarded to the Members a corrected copy of Exhibit A to the LLC Agreement, which sets forth the number of units issued to the Members as of July 21, 2006, among other things.  The corrected copy of Exhibit A is attached to the Letter and included in Exhibit 99.1.  The following table sets forth the corrected number of units in Genius Products, LLC held by the Members:

Name of Member	Membership Units in Genius Products, LLC
Genius Products, Inc.	61,005,126 Class G
The Weinstein Company Holdings LLC	140,311,790 Class W
W-G Holding Corp.	2,033,504 Class W
TOTAL	203,350,420

The number of units indicated above reflects an increase from the number of units of the Members originally stated in the LLC Agreement.  However, there has been no change in the relative percentage interests of the Members in Genius Products, LLC in the corrected Exhibit A.

As set forth in Section 4.8 of the LLC Agreement, the holders of Class W Units of Genius Products, LLC have the right to require Genius Products, Inc. to redeem all or a portion of their Class W Units in exchange for a number of shares of common stock of Genius Products, Inc. (the “Conversion Shares”), or, at the request of Genius Products, LLC and with the consent of the holder of Class W Units requesting redemption, cash.  As of July 21, 2006, which was the date that all of the Members executed the LLC Agreement, the number of Conversion Shares that were issuable upon conversion of the Class W Units were equal to the number of outstanding Class W Units of Genius Products, LLC, or 142,345,294 shares.  Since that date, there have been changes in the “Adjustment Factor”, as defined in the LLC Agreement, which is used to determine the number of Conversion Shares issuable upon conversion of the Class W Units.  As of the date of the Letter, due to changes in the Adjustment Factor, there were a total of approximately 155,762,670 Conversion Shares issuable upon conversion of the Class W Units.  All of the Class W Units are held by The Weinstein Company Holdings LLC and its wholly-owned subsidiary, W-G Holding Corp.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Letter Agreement, dated as of September 17, 2007, by and among Genius Products, LLC, Genius Products, Inc., The Weinstein Company Holdings LLC and W-G Holding Corp.

99.2	Amended and Restated Limited Liability Company Agreement of Genius Products, LLC, dated as of July 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS PRODUCTS, INC.

Date: September 19, 2007	By: /s/ John P. Mueller
John P. Mueller
Chief Financial Officer

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